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                                      EXHIBIT 2
                                      ---------


                  IDENTIFICATION OF SUBSIDIARY WHICH ACQUIRED SECURITIES
                  ------------------------------------------------------


                  Citigroup Global Markets Limited is a broker or dealer
                             chartered in London, England.

                  Each of the undersigned hereby affirms the identification
                       of the subsidiary which acquired the securities
                               filed for in this Schedule 13G.



Date:  June 9, 2005



                               CITIGROUP FINANCIAL PRODUCTS INC.


                               By: /s/ Serena D. Moe
                                   ------------------------------------
                                   Name:  Serena D. Moe
                                   Title: Assistant Secretary


                               CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                               By: /s/ Serena D. Moe
                                   ------------------------------------
                                   Name:  Serena D. Moe
                                   Title: Assistant Secretary


                               CITIGROUP INC.


                               By: /s/ Serena D. Moe
                                   ------------------------------------
                                   Name:  Serena D. Moe
                                   Title: Assistant Secretary